UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2012

DISCOVERY GOLD CORPORATION
 (Exact name of Company as specified in its charter)

Nevada	000-54709	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
817 NE 32 STREET, #201 FORT LAUDERDALE FL 33306 (Address of principal executive offices) (954) 683-3766 (Company’s Telephone Number)

NORMAN CAY DEVELOPMENT, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 12, 2012, the Company changed its name from “Norman Cay Development, Inc.” to “Discovery Gold Corporation” in order to better reflect the direction and business of the Company. The Company changed its name pursuant to an agreement and plan of merger and reorganization, approved by the Board of Directors on June 27, 2012, to merge with and into the Company’s wholly owned subsidiary, which was formed solely for the purpose of the name change.

A copy of the Articles of Merger that stipulated the name change is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The name change will become effective at the opening of the markets on July 16, 2012, when the Company's shares of common stock will commence trading under the new stock symbol "DCGD".  The Company's new CUSIP number is 25470Q100.

Item 8.01 Other Events.

On July 13, 2012, the Company issued a press release announcing the name change and ticker symbol change. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certified Articles of Merger
99.1	Press release dated July 13, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY GOLD CORPORATION

Date: July 16, 2012	By: /s/ Dean Huge
Dean Huge
Chief Financial Officer